EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249300 on Form S-8 of our report dated February 10, 2022, appearing in this Annual Report on Form 11-K of the Noble Energy, Inc. 401(k) Plan for the period January 1, 2021 to September 30, 2021.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas
February 10, 2022